Exhibit 10.1

AMENDMENT

TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made December 31, 2009, by and between Valassis Communications, Inc. (the “Corporation”) and Richard P. Herpich (the “Executive”).

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement effective as of January 17, 1994, as amended on June 30, 1994, December 19, 1995, February 18, 1997, December 30, 1997, December 15, 1998, January 4, 2000, December 21, 2000, December 20, 2001, May 13, 2002, July 8, 2002, January 8, 2004, January 14, 2005 and December 23, 2008 (as so amended, the “Employment Agreement”); and

NOW, THEREFORE, in consideration of the above recitals, the parties hereto agree as set forth below.

1. Section 1(b) of the Employment Agreement shall be amended to read in its entirety as follows:

“The Employment Period shall commence as of January 17, 1994 (the “Effective Date”) and shall continue until the close of business on June 30, 2011.”

2. All other terms of the Employment Agreement shall remain in full force and effect.

3. This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first written above.

VALASSIS COMMUNICATIONS, INC.

By:	/s/ Todd Wiseley
	Name:	Todd Wiseley
	Title:	Secretary

/s/ Richard P. Herpich
Richard P. Herpich